EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: Matt Funke, CFO
August 18, 2017	(573) 778-1800

SOUTHERN MISSOURI BANCORP AND SOUTHERN MISSOURI BANCSHARES
ANNOUNCE AGREEMENT TO MERGE

Poplar Bluff, Missouri - Southern Missouri Bancorp, Inc. (NASDAQ: SMBC, "SMBC"), the parent corporation of Southern Bank, and Southern Missouri Bancshares, Inc. ("Bancshares"), the parent corporation of Southern Missouri Bank of Marshfield, today announced the signing of a definitive merger agreement whereby SMBC will acquire Bancshares in a stock and cash transaction.

Bancshares operates two locations in Marshfield, Missouri. At June 30, 2017, Bancshares' consolidated assets were $91.6 million, including loans, net, of $69.1 million, while deposits totaled $73.6 million.

SMBC reported consolidated assets at June 30, 2017, of approximately $1.7 billion, including loans, net, of $1.4 billion, and total deposits of $1.5 billion. On a pro forma basis, following the acquisition, the combined company's total assets will be approximately $1.8 billion, with total loans, net, of $1.5 billion, and total deposits of $1.5 billion. The combined company will operate 43 locations in Missouri, Arkansas, and Illinois.

Subject to adjustment for Bancshares capital at closing, Bancshares shareholders will receive 9.0393 shares of SMBC common stock and $95.82 in cash for each share of Bancshares common stock. Based on the average closing price of $31.80 per share for SMBC stock over the most recent 20 trading days ending on and including the fifth trading day prior to execution of the definitive merger agreement, the deal is valued at approximately $15.1 million.

"We are excited to add Marshfield to the communities we serve in southwest Missouri," stated Greg Steffens, President and CEO of SMBC. "Southern Missouri Bank of Marshfield is an organization we've been familiar with for some time, and we have a great deal of respect for the way they go about their core business and their dedication to their community. We've also been familiar with the Marshfield market for some time. We are currently already serving some significant relationships in the community, we have key personnel who are intimately familiar with this part of the Springfield, Missouri, Metropolitan Statistical Area (MSA), which has been a key to our company's growth over recent years, and we believe this acquisition will be very helpful to our continued solid growth in that market."

"Our core group of shareholders organized and started the bank in 1997," noted Kent Hyde, Chairman of Bancshares. "Marshfield and the surrounding communities have been very good to us. We have had numerous opportunities in the past few years where other banks were interested in partnering with our organization. We believe Southern Bank is the best fit for our community, employees, and shareholders. They started as a local bank in a small community and have not forgotten this special way of doing business."

"Our primary motivation for partnering with Southern Missouri Bancshares is to gain the opportunity to serve an outstanding community through our community banking business model, which we believe will perform very well here" Steffens added. "Each strategic partnership we evaluate offers different opportunities to us. Some, like this one in the Marshfield community, offer intangibles that don't readily translate into financial metrics that fully explain the value of the partnership for us, but we are no less confident in the outlook in this situation." The deal value equates to 140% of Bancshares' capital, as adjusted, at closing, represents a 7.0% premium to core deposits, and is a multiple of 13.3 times Bancshares' projected earnings over the twelve months ended December 31, 2018, including fully phased-in cost synergies. Tangible book value per common share is expected to be diluted by a nominal amount at closing, with a projected earnback period of approximately one year, based on the crossover method. The transaction is anticipated to be accretive to earnings per share beginning in calendar 2019, though the improvement is nominal.

SMBC and Bancshares anticipate completion of the transaction in the first calendar quarter of 2018, subject to satisfaction of customary closing conditions, including regulatory and shareholder approvals.

Lowther Johnson Attorneys at Law, LLC served as legal advisor to Bancshares, while Silver, Freedman, Taff & Tiernan LLP served as legal advisor to SMBC.

Forward-Looking Information:

Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from the forward-looking statements, including: the requisite regulatory and shareholder approvals for this acquisition might not be obtained, or other conditions to completion of the transaction might not be satisfied or waived; expected cost savings, synergies and other benefits from SMBC's merger and acquisition activities, including this acquisition and SBMC's other acquisitions, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the strength of the United States economy in general and the strength of the local economies in which we conduct operations; fluctuations in interest rates and in real estate values; monetary and fiscal policies of the Board of Governors of the Federal Reserve System and the U.S. Government and other governmental initiatives affecting the financial services industry; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; our ability to access cost-effective funding; the timely development of and acceptance of our new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in our market area; legislative or regulatory changes that adversely affect our business; results of examinations of us by our regulators, including the possibility that our regulators may, among other things, require us to increase our reserve for loan losses or to write-down assets; the impact of technological changes; and our success at managing the risks involved in the foregoing. Any forward-looking statements are based upon management's beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed might not occur, and you should not put undue reliance on any forward-looking statements.

No Offer or Solicitation:

This press release is being provided for informational purposes only and does not constitute (i) an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities, (ii) an offer to exchange any securities or (iii) the solicitation of any vote for approval of any transaction. There shall not be any offer, solicitation, sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation, sale, or exchange is not permitted.

Additional Information:

SMBC will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Bancshares, that also constitutes a prospectus of SMBC, which will be sent to the shareholders of Bancshares. Bancshares shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about SMBC, Bancshares, and the proposed transaction. When filed, this document and other documents relating to the merger filed by SMBC can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing SMBC's investor relations website at http://investors.bankwithsouthern.com, then navigating to "SEC Filings."  Alternatively, these documents, when available, can be obtained free of charge from SMBC upon written request to Southern Missouri Bancorp, Inc., Attn: Investor Relations, 2991 Oak Grove Road, Poplar Bluff, Missouri 63901 or by calling (573) 778-1800 or from Bancshares upon written request to Southern Missouri Bancshares, Inc., Attn: Investor Relations, 1292 Banning Street, Marshfield, Missouri 65706.

Participants in this Transaction:

SMBC, Bancshares, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Bancshares' shareholders in connection with the proposed transaction. Information about the directors and executive officers of SMBC may be found in the definitive proxy statement of SMBC relating to its 2016 Annual Meeting of Shareholders filed with the SEC by Southern Missouri on September 27, 2016. This definitive proxy statement can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of Bancshares will be included in the proxy statement/prospectus when filed with the SEC. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

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